Exhibit 10.28

2006 AMENDMENT TO

Tellabs Profit Sharing and Savings Plan & Tellabs Retirement Plan

WHEREAS, Tellabs Operations, Inc. (the “Company”) maintains the Tellabs Profit Sharing and Savings Plan (the “Savings Plan”) and the Tellabs Retirement Plan (the “Retirement Plan”) (collectively the “Plans”) for the benefit of its Eligible Employees and their Beneficiaries;

WHEREAS, the Company has reserved the right to amend the Plans under the terms thereof;

WHEREAS, the Board of Directors pursuant to an unanimous written consent dated April 3, 2006 approved amendment of the Plans to, among other things, provide for the trust to trust transfer of the Retirement Accounts under the Retirement Plan into the Savings Plan and changes to the trustee and investment funds available under the Savings Plan;

WHEREAS, the Board of Directors authorized and directed the preparation and execution of documents and taking of other actions necessary to reflect the foregoing and to maintain the tax-qualified status of the Plans.

NOW THEREFORE, effective as of the dates set forth below, the Plans are amended as follows:

1. Effective April 3, 2006, the name of the Savings Plan is hereby changed to the “Tellabs 401(k) Plan.”

2. Effective April 3, 2006, the restriction on investment of Participant Profit Sharing Accounts is eliminated and Participants may elect to have the amounts in the Profit Sharing Accounts invested in any Fund available under the Savings Plan from time to time.

3. Effective April 3, 2006, all Retirement Accounts under the Retirement Plan shall be transferred to and made a part of the Savings Plan. The provisions and restrictions in the Retirement Plan relating to a Participant’s Retirement Account shall continue to apply after the transfer unless otherwise set forth in this Amendment.

4. Effective April 3, 2006, Retirement Accounts will be considered when determining if a Participant has an account balance below the force out limit in Section 7.1.(g) of the Plan. However, the Retirement Account may not be distributed as part of the force out.

IN WITNESS WHEREOF, Tellabs Operations, Inc. has caused this Amendment to be executed by a duly authorized officer as of this 29th day of December 2006.

TELLABS OPERATIONS, INC.

By:	/s/ Paul M. Liebenson

Its:	Assistant Secretary